UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):     April 6, 2006

CPI CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-10204	43-1256674
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1706 Washington Ave., St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (314) 231-1575

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

On March 23, 2006, the Compensation Committee approved a grant of 5,408 shares of stock to David Meyer, the Chairman of the Board of Directors of CPI Corp. (the “Company”) pursuant to the CPI Corp. Restricted Stock Plan for his devotion of extraordinary time and effort to transition, strategic direction and other matters critical to the Company’s performance. The shares are restricted shares that vest on February 3, 2007, provided that Mr. Meyer remains a member of the Company’s Board at all times during such period. The restrictions on the shares shall lapse immediately upon the effective date of a change of control or the effective date of any termination other than for Cause (as such term is defined in the Stock Award and Restriction Agreement). A copy of the Stock Award and Restriction Agreement between the Company and David Meyer dated as of April 6, 2006 (the “Stock Award Agreement”) is attached as Exhibit 10.57 to this Form 8-K and is incorporated herein by reference. The foregoing summary of the Stock Award Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Award Agreement, which you are encouraged to read.

Item 9.01.	Financial Statements and Exhibits.

d.) Exhibits
Exhibit No.	Description
10.57	Stock Award and Restriction Agreement, dated April 6, 2006, by and between CPI Corp. and David Meyer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CPI CORP.

By:    /s/ Gary W. Douglass

Name:	Gary W. Douglass
Title:	Executive Vice President, Finance,
Chief Financial Officer and
Treasurer

Dated: April 12, 2006